Investor Presentation
Great Plains Energy
2012 Kansas Rate Case Filing
Investor Presentation
April 20, 2012
Exhibit 99.1
Exhibit 99.1

Investor Presentation
Statements made in this presentation that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, the outcome of regulatory proceedings, cost estimates of capital projects and other matters affecting future operations. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Great Plains Energy and
KCP&L are providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information. These important factors include: future economic conditions in regional, national and international markets and their effects on sales, prices and costs, including but not limited to possible further deterioration in economic conditions and the timing and extent of economic recovery, prices and availability, of electricity in regional and national wholesale markets; market perception of the energy industry, Great Plains Energy and KCP&L; changes in business strategy, operations or development plans; effects of current or proposed state and federal legislative and regulatory actions or developments, including, but not limited to, deregulation, re-regulation and restructuring of the electric utility industry;
decisions of regulators regarding rates the companies can charge for electricity; adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air and water quality; financial market conditions and performance including, but not limited to, changes in interest rates and credit spreads and in availability and cost of capital and the effects on nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived assets or goodwill; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts, including but not limited to cyber terrorism; ability to carry out marketing and sales plans; weather conditions including, but not limited to, weather-related damage and their effects on sales, prices and costs; cost, availability, quality and deliverability of fuel; the inherent uncertainties in estimating the effects of weather, economic conditions and other factors on customer consumption and financial results; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages; delays in the anticipated in-service dates and cost increases of additional generation, transmission, distribution or other projects; the inherent risks associated with the ownership and operation of a nuclear facility including, but not limited to, environmental, health, safety, regulatory and financial risks; workforce risks, including, but not limited to, increased costs of retirement, health care and other benefits; and other risks and uncertainties.
This list of factors is not all-inclusive because it is not possible to predict all factors. Other risk factors are detailed from time to time in Great Plains Energy’s and KCP&L’s quarterly reports on Form 10-Q and annual report on Form 10-K filed with the
Securities and Exchange Commission. Each forward-looking statement speaks only as of the date of the particular statement.
Great Plains Energy and KCP&L undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Forward-Looking Statement

Rate Increase Request

- Cost of Capital $10.5 M
- Other $10.2 M
- Depreciation Rates $8.8 M
- Jurisdictional Allocations $8.6 M
- Change in Weather-Normalized Demand $8.2 M
- La Cygne Construction Work In Progress (CWIP) $7.6 M
- Spearville 2 Wind Facility and Other Infrastructure Investments $6.0 M
- Property Tax Expense $3.7 M

GREAT PLAINS ENERGY

Investor Presentation
Jurisdiction	Date Filed	Requested Increase (in Millions)	Requested Increase (Percent)	Rate Base (in Millions)	Requested ROE	Rate- making Equity Ratio	Anticipated Effective Date of New Rates
KCP&L - KS	4/20/2012	$63.6	12.9%	$1,820.8	10.40%	51.8%	1/1/2013
Total
Increase
$63.6 M

2012 Kansas Rate Case Summary

Investor Presentation

• Based on test year ending December 31, 2011
 − Known and measurable changes projected through June 30, 2012
• Rate base increase includes
 − La Cygne environmental CWIP - $66 million
 − 48 MW Spearville 2 Wind Facility - $51 million
 − Additional infrastructure investments
 − Additions to rate base largely offset by increase in accumulated deferred income tax primarily as a result of bonus depreciation
• Requested authorization to file abbreviated rate case for additional
 La Cygne environmental CWIP following the conclusion of this rate case
• Requested change to jurisdictional-allocation method of capital investment in facilities
• Requested change to depreciation rates to more accurately assign costs to the customers who benefit from the use of those assets
2012 Kansas Rate Case